As filed with the Securities and Exchange Commission on June 16, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TREDEGAR CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-1497771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia (Address of Principal Executive Offices)	23225 (Zip Code)

Tredegar Corporation 2018 Equity Incentive Plan
(Full title of the plan)

Kevin C. Donnelly, Esq.
Vice President, General Counsel
and Corporate Secretary
Tredegar Corporation
1100 Boulders Parkway
Richmond, Virginia 23225
 (Name and address of agent for service)

(804) 330-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	1,000,000 shares	$15.21	$15,210,000.00	$1,659.41

(1) The 1,000,000 shares of common stock, no par value per share (“Common Stock”), of Tredegar Corporation (the “Company” or the “registrant”) being registered hereunder are reserved for issuance under the Tredegar Corporation 2018 Equity Incentive Plan, as amended and restated (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional shares of Common Stock that may be offered or issued under the Plan to prevent dilution as a result of a stock split, stock dividend, recapitalization or other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices for the Common Stock, as reported on the New York Stock Exchange on June 10, 2021.

EXPLANATORY NOTE

On March 19, 2019, the Company filed a Registration Statement on Form S-8 (Registration No. 333-230386) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 2,000,000 shares of Common Stock for issuance under the Company’s 2018 Equity Incentive Plan.  This Registration Statement registers an additional 1,000,000 shares of Common Stock for issuance under the 2018 Equity Incentive Plan in connection with the amendment and restatement of the 2018 Equity Incentive Plan, which was approved by the Company’s shareholders on May 6, 2021.  Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission (File No. 001-10258) are incorporated by reference in, and made a part of, this Registration Statement (other than documents or information included in such documents deemed to have been furnished and not filed in accordance with Commission rules):

(a)
the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (including portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 25, 2021, incorporated by reference in such Annual Report on Form 10-K);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021;

(c)	the Company’s Current Report on Form 8-K, filed with the Commission on May 13, 2021; and

(d)
the description of the Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and before the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents (other than documents or information included in such documents deemed to have been furnished and not filed in accordance with Commission rules).  Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference in this Registration Statement modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description

5*	Opinion of Hunton Andrews Kurth LLP as to the legality of the securities being registered.

10.1
Tredegar Corporation 2018 Equity Incentive Plan, as amended and restated (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 25, 2021 (File No. 1-10258)).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5).

24*	Powers of Attorney (included on signature page).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on June 16, 2021.

TREDEGAR CORPORATION

By:	/s/ John M. Steitz
Name:	John M. Steitz
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 2021.  Each person whose signature appears below hereby authorizes Kevin C. Donnelly to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to this Registration Statement making such changes in this Registration Statement as the registrant deems appropriate, and appoints such individual as attorney-in-fact to sign on his or her behalf and in each capacity stated below and file all amendments and post-effective amendments to this Registration Statement.

Signature	Title
/s/ John M. Steitz	President, Chief Executive Officer and Director (Principal Executive Officer)
(John M. Steitz)

/s/ D. Andrew Edwards	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(D. Andrew Edwards)

/s/ Frasier W. Brickhouse, II	Corporate Treasurer and Controller (Principal Accounting Officer)
(Frasier W. Brickhouse, II)

/s/ John D. Gottwald	Chairman of the Board of Directors
(John D. Gottwald)

/s/ George C. Freeman, III	Director
(George C. Freeman, III)

/s/ William M. Gottwald	Director
(William M. Gottwald)

/s/ Kenneth R. Newsome	Director
(Kenneth R. Newsome)

/s/ Gregory A. Pratt	Director
(Gregory A. Pratt)

/s/ Thomas G. Snead, Jr.	Director
(Thomas G. Snead, Jr.)

/s/ Carl E. Tack, III	Director
(Carl E. Tack, III)

/s/ Anne G. Waleski	Director
(Anne G. Waleski)